UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Maiden Lane, Fifth Floor

San Francisco, CA 94108

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2012, a wholly-owned subsidiary (the “Subsidiary”) of Terreno Realty Corporation (the “Company”) entered into an agreement (the “Agreement”) with a third-party seller (the “Seller”) to acquire an industrial property located in the Los Angeles Area consisting of 5 buildings, aggregating approximately 545,000 square feet (the “Property”) for a purchase price of approximately $52.4 million. The Company expects to utilize cash on hand and its senior revolving line of credit to fund the acquisition.

The Company made an approximately $0.5 million deposit upon entering into the Agreement, which may be refunded to the Company if it elects to terminate the transaction following the due diligence period ending on May 21, 2012. Upon the expiration of the due diligence period, if the Company elects to proceed with the transaction, the Company will make an additional $0.5 million deposit, and the entire $1.0 million deposit will be non-refundable, except in the case of a Seller default or failure to satisfy closing conditions. The acquisition is scheduled to close on May 30, 2012, subject to certain extension rights of the parties as set forth in the Agreement, and subject to the satisfaction of customary closing conditions.

There are no material relationships between the Company or its affiliates and the Seller, other than in respect of the Agreement. There is no assurance that the Company will acquire the Property because the proposed acquisition is subject to a variety of factors, including the satisfaction of customary closing conditions.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. We caution investors that forward-looking statements are based on management’s beliefs and on assumptions made by, and information currently available to, management. When used, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “project”, “result”, “should”, “will”, and similar expressions which do not relate solely to historical matters are intended to identify forward-looking statements. These statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and our other public filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. We expressly disclaim any responsibility to update our forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation

Date: May 8, 2012	By:	/s/ Michael A. Coke
Michael A. Coke
President and Chief Financial Officer